Exhibit 23 - Consent of Independent
Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 33-62738) pertaining to the City Holding Company 401(k) Plan and Trust of our report dated June 9, 2006, with respect to the financial statements and supplemental schedule of the City Holding Company 401(k) Plan and Trust, as amended, included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Gibbons & Kawash

Charleston, West Virginia
June 29, 2006